SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2002

CEDAR FAIR, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio	44870-5259
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 626-0830

N.A.

(Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On June 13, 2002, the Board of Directors of Cedar Fair Management Company, the General Partner of Cedar Fair, L.P. (the "Company"), acting on the recommendation of its Audit Committee, decided to no longer engage Arthur Andersen LLP ("Andersen") as the Company's independent public accountants and appointed PricewaterhouseCoopers LLP ("PWC") to serve as the Company's independent public accountants.

Andersen's reports on the Company's consolidated financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the two most recent fiscal years and through June 13, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in their report on the financial statements for such years; and there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

The Company provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Andersen's letter, dated June 20, 2002, stating that it found no basis for disagreement with such statements.

During the Company's two most recent fiscal years and through June 13, 2002, the Company did not consult PWC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit 16.1 - Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 20, 2002

Exhibit 99.1 - Press Release dated June 17, 2002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.

By Cedar Fair Management Company, General Partner

By:	/s/ Bruce A. Jackson
Bruce A. Jackson Corporate Vice President, Finance and Chief Financial Officer

Date: June 20, 2002

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 20, 2002
99.1	Press Release dated June 17, 2002